Fourth Quarter 2022
Earnings Call
Video Update
Max K. Brodén

February 1, 2023

For more information contact:
Investor and Rating Agency Relations
800.235.2667
aflacir@aflac.com
Aflac Worldwide Headquarters
1932 Wynnton Road
Columbus, GA 31999

Preliminary note: Forward-Looking Information and Non-U.S. GAAP Financial Measures

Forward-Looking Information

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The company desires to take advantage of these provisions. This transcript contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target,” "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•difficult conditions in global capital markets and the economy, including those caused by COVID-19
•defaults and credit downgrades of investments
•global fluctuations in interest rates and exposure to significant interest rate risk
•concentration of business in Japan
•limited availability of acceptable yen-denominated investments
•foreign currency fluctuations in the yen/dollar exchange rate
•differing interpretations applied to investment valuations
•significant valuation judgments in determination of expected credit losses recorded on the Company's investments
•decreases in the Company's financial strength or debt ratings
•decline in creditworthiness of other financial institutions
•concentration of the Company's investments in any particular single-issuer or sector
•major public health issues, the effects of COVID-19 and its variants (both known and emerging), and any resulting economic effects and government interventions, on the Company's business and financial results
•the Company's ability to attract and retain qualified sales associates, brokers, employees, and distribution partners
•deviations in actual experience from pricing and reserving assumptions
•ability to continue to develop and implement improvements in information technology systems
•interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems
•subsidiaries' ability to pay dividends to the Parent Company
•inherent limitations to risk management policies and procedures
•operational risks of third party vendors
•tax rates applicable to the Company may change
•failure to comply with restrictions on policyholder privacy and information security
•extensive regulation and changes in law or regulation by governmental authorities
•competitive environment and ability to anticipate and respond to market trends
•catastrophic events, including, but not limited to, as a result of climate change, epidemics, pandemics (such as COVID-19), tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, terrorism or other acts of violence, and damage incidental to such events
•ability to protect the Aflac brand and the Company's reputation
•ability to effectively manage key executive succession
•changes in accounting standards
•level and outcome of litigation
•allegations or determinations of worker misclassification in the United States

Non-U.S. GAAP Financial Measures and Reconciliations

This document includes references to the Company’s financial performance measures which are not calculated in accordance with United States generally accepted accounting principles (U.S. GAAP) (non-U.S. GAAP). The financial measures exclude items that the Company believes may obscure the underlying fundamentals and trends in insurance operations because they tend to be driven by general economic conditions and events or related to infrequent activities not directly associated with insurance operations.

Definitions of the Company’s non-U.S. GAAP financial measures and applicable reconciliations to the most comparable U.S. GAAP measures are provided in the presentation slides that accompany this transcript.

Due to the size of Aflac Japan, where the functional currency is the Japanese yen, fluctuations in the yen/dollar exchange rate can have a significant effect on reported results. In periods when the yen weakens, translating yen into dollars results in fewer dollars being reported. When the yen strengthens, translating yen into dollars results in more dollars being reported. Consequently, yen weakening has the effect of suppressing current period results in relation to the comparable prior period, while yen strengthening has the effect of magnifying current period results in relation to the comparable prior period. A significant portion of the Company’s business is conducted in yen and never converted into dollars but translated into dollars for U.S. GAAP reporting purposes, which results in foreign currency impact to earnings, cash flows and book value on a U.S. GAAP basis. Management evaluates the Company's financial performance both including and excluding the impact of foreign currency translation to monitor, respectively, cumulative currency impacts and the currency-neutral operating performance over time. The average yen/dollar exchange rate is based on the published MUFG Bank, Ltd. telegraphic transfer middle rate (TTM).

Max K. Brodén
4Q22 CFO Video Update
February 1, 2023

Hello, and thank you for joining me as I provide a financial update on Aflac Incorporated’s results for the fourth quarter of 2022.

For the fourth quarter, adjusted earnings per diluted share increased 0.8% year over year to $1.29, with an $0.11 negative impact from FX in the quarter. We benefited from low benefit ratios in both Japan and the U.S., as claims utilization remained below our long term expectations. Variable investment income ran $66 million, or $0.09 per share, below our long-term return expectations.

Adjusted book value per share including foreign currency translation gains and losses grew 2.8%, and the adjusted ROE was 11.8%, or 12.9% excluding the impact of foreign currency, a significant spread to our cost of capital. Overall, we view our results in the quarter as solid.

Starting with our Japan segment, net earned premium for the quarter declined 4.1%, and policies in-force declined 1.7%. Both of these numbers are key metrics for us when analyzing the underlying business.

Japan’s total benefit ratio came in at 66.2% for the quarter, down 110 basis points year over year, and the third sector benefit ratio was 55.9%, also down 110 basis points year over year. We continue to experience favorable actual to expected on our well-priced, large and mature in-force block. We estimate our normalized benefit ratio to be 67.1% in Q4. The changes to deemed hospitalization on September 26th have played out in line with our expectations, and we feel good about our current IBNR for COVID claims.

Persistency remained strong with a rate of 94.1%, but was down 20 basis points year over year. With product refreshments we tend to experience some elevation in lapses as customers update and refresh their coverage, which was the case with the recently refreshed cancer product.

Our expense ratio in Japan was 22.9%, up 30 basis points year over year. Despite lower absolute expenses, the lower revenue base means that holding our expense ratio flat is becoming increasingly challenging with a shrinking in force.

Adjusted Net investment income in yen terms stayed relatively flat year over year, as negative marks on our alternative assets portfolio were substantially offset by increasing returns from our USD floating rate portfolio net of amortized hedge costs, leading to a total 1.7% decline in total adjusted net investment income.

The pretax margin for Japan in the quarter was 25.5%, up 80 basis points year over year; a very good result for the quarter.

Turning to U.S. results, net earned premium was down 0.2%, as higher lapses beginning in the first quarter of the year offset the impact of new business written in the fourth quarter. Persistency declined 260 basis points year over year to 77.0%. We have continued to experience relatively high lapses of policy and certificate holders as the U.S. labor force has been in a higher velocity period in 2022.

Our total benefit ratio came in lower than expected at 40.8%, a full 590.0 basis points lower than Q4 2021. We peg the underlying benefit ratio to 47.8%, with the main driver being significantly higher than normal IBNR releases. Claims utilization remained subdued in the quarter, and as we incorporate more recent experience into our reserve models, we have released some IBNR.

Our expense ratio in the U.S. was 44.0%, up 20 basis points year over year. About 130 basis points can be explained by higher lapsation discussed earlier, which directly hits expenses by greater DAC amortization. As policies lapse, the DAC balance associated with those policies will be written off and flow through our P&L. The expense ratio is also impacted by a lower denominator as increased lapses lead to lower net earned premiums.

Our continued build-out of growth initiatives – group life & disability, network dental and vision and direct to consumer – increased our total U.S. expense ratio by 420 basis points. We would expect this impact to decrease over time as these businesses grow to scale and improve their profitability.

Adjusted net investment income in the U.S. was down 2.5%, mainly driven by unfavorable variable investment income in the quarter somewhat offset by higher yields on our floating rate portfolio.

Profitability in the U.S. segment was solid, with a pretax margin of 21.0%, driven primarily by the abnormally low benefit ratio.

In our Corporate segment, we recorded a pretax loss of $44 million. Adjusted net investment income was $121 million higher than last year as fewer tax credit investments were recognized, higher rates began to earn in and amortized hedge income increased. These tax credit investments negatively impact the Corporate net investment income line for U.S. GAAP purposes with an associated credit to the tax line. The net impact to our bottom line was a positive $6.8 million in the quarter. To date, these investments are performing well and in line with expectations.

Our capital position remains strong, and we ended the quarter with an SMR north of 850% in Japan and a combined RBC greater than 650% in the U.S. Unencumbered holding company liquidity stood at $3.1 billion, $1.0 billion above our minimum balance. Seasonality tends to push down holding company cash levels in the fourth quarter, so we would expect higher subsidiary dividends in the next two quarters to add to this cash metric.

Leverage, which includes the sustainability bond, remains at a comfortable 20.8%, towards the lower end of our leverage corridor of 20% to 25%.

We repurchased $600 million of our own stock and paid dividends of $248 million in Q4, offering good relative IRR on these capital deployments. We will continue to be flexible and tactical in how we manage the balance sheet and deploy capital in order to drive strong risk-adjusted ROE with a meaningful spread to our cost of capital.

At the enterprise level, we continue to be pleased with our ability to hedge economic exposure to the yen by holding unhedged U.S. dollar assets in the Japan general account, entering FX forwards at the holding company and borrowing in yen. In doing so, we reduce the volatility and cost of capital, while protecting the long-term value of Aflac Japan and dividends to the holding company.

As it relates to our recently established reinsurance platform, our first transaction is in place and proceeding.

Thank you for your time and attention. I look forward to discussing our results in further detail on tomorrow's earnings call. Thank you.